EXHIBIT 99.1

United States Antimony Corporation Announces

Webcast set for

Wednesday, May 15, 2024, at 4:15 PM Eastern Time

on First Quarter 2024 Results

THOMPSON FALLS, MT / ACCESSWIRE / May 14, 2024 / United States Antimony Corporation ("USAC" or the “Company”), (NYSE American: UAMY) announces a Webcast set for Wednesday, May 15, 2024 at 4:15 PM Eastern Time on First Quarter 2024 Financial and Operational Results.

Title:	United States Antimony Corporation First Quarter 2024 Results Webcast

Event Date:	Wednesday, May 15, 2024, 4:15 PM Eastern Time

Webcast URL:	https://www.webcaster4.com/Webcast/Page/2604/50641

Q&A:	Questions are to be typed and submitted through the online portal, accessed by the Webcast URL link.

Webcast Duration:	60 Minutes

Participant Numbers:	Toll Free: 844-407-9500 International: 862-298-0850 Participant Access Code: United States Antimony Corporation

Webcast Replay Expiration:	Wednesday, May 29, 2024

Webcast Replay Location:	https://www.usantimony.com/ See Investors tab

Speakers:	Gary C. Evans, Co-CEO and Chairman of the Board Joe Bardswich, Co-CEO and Director Rick Isaak, SVP & Chief Financial Officer

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S. and Mexico (“USAC” or “U.S. Antimony” or the “Company”, “we”, “us”, and “our”) sell processed antimony, precious metals, and zeolite products in the U.S. and Canada. The Company processes antimony ore primarily into antimony oxide, antimony metal, and antimony trisulfide. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. In its operations in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in soil amendment and fertilizer, water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications. We recover precious metals, primarily gold and silver, at our plant in Montana from antimony concentrates.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release and webcast may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance, and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's filings, including Form 10-K, Form 10-Q, Form 8-K, and other filings with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corporation

PO Box 643

47 Cox Gulch Rd.

Thompson Falls, Montana 59873-0643

406-606-4117

E-Mail: info@usantimony.com

SOURCE: United States Antimony Corporation